POWER OF ATTORNEY

    We, the undersigned Officers and Trustees of Putnam New York Tax Exempt Income Fund, hereby severally constitute and appoint George Putnam, Charles E. Porter, Gordon H. Silver, Edward A. Benjamin, Timothy W. Diggins and John W. Gerstmayr, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statement on Form N-14 of Putnam New York Tax Exempt Income Trust on behalf of Putnam New York Tax Exempt Income Fund and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

    WITNESS our hands and common seal on the date set forth below.

SIGNATURE                    TITLE                    DATE

/s/ George Putnam
---------------------        Principal Executive October 5, 1995
George Putnam        Officer; President
                     and Chairman of the
                     Trustees


/s/John D. Hughes
---------------------        Principal Financial October 5, 1995
John D. Hughes               Officer; Treasurer



/s/Paul G. Bucuvalas
-------------------- Principal Accounting
Paul G. Bucuvalas    Officer; Assistant   October 5, 1995
                     Treasurer


/s/Jameson A. Baxter
---------------------   Trustee           October 5, 1995
Jameson A. Baxter


/s/Hans H. Estin
---------------------   Trustee           October 5, 1995
Hans H. Estin

/s/John A. Hill
---------------------   Trustee           October 5, 1995
John A. Hill


/s/Elizabeth T. Kennan
---------------------   Trustee           October 5, 1995
Elizabeth T. Kennan


/s/Lawrence J. Lasser
---------------------   Trustee           October 5, 1995
Lawrence J. Lasser


/s/Robert E. Patterson
---------------------   Trustee           October 5, 1995
Robert E. Patterson


/s/Donald S. Perkins
---------------------   Trustee           October 5, 1995
Donald S. Perkins


/s/William F. Pounds
---------------------   Trustee           October 5, 1995
William F. Pounds


/s/George Putnam, III
---------------------   Trustee           October 5, 1995
George Putnam, III


/s/Eli Shapiro
---------------------   Trustee           October 5, 1995
Eli Shapiro


/s/A.J.C. Smith
---------------------   Trustee           October 5, 1995
A.J.C. Smith


/s/W. Nicholas Thorndike
---------------------   Trustee           October 5, 1995
W. Nicholas Thorndike